Exhibit 99.1

INVO Bioscience Appoints Renowned Fertility Specialist
Dr. Kevin Doody to Its Board of Directors
MEDFORD, Mass., April 11, 2017 -- INVO Bioscience, Inc. (OTC: IVOB), a medical device company who was granted FDA clearance for the first Intravaginal Culture System, INVOcell™, today announced the appointment of Dr. Kevin Doody to its board of directors.

Dr. Doody is a renowned fertility specialist who is the founder and Medical Director for the Center for Assisted Reproduction (CARE Fertility) and Effortless IVF located in Bedford, Texas. The Center for Assisted Reproduction, established in 1989, has been a pioneer of assisted reproductive technologies in the north Texas region with several firsts including the first ICSI pregnancy and the first to successfully implement a blastocyst culture system. CARE Fertility had the first pregnancy in the region with a pregnancy following embryo biopsy and pre-implantation genetic testing for cystic fibrosis.  CARE Fertility/ Effortless IVF also was the first to adopt the INVOcell™ Intravaginal Culture System since the INVOcell first obtained FDA clearance.  Dr. Doody is President of the Society for Assisted Reproductive Technology (SART), on the Board of Directors of the American Society for Reproductive Medicine (ASRM) and a member of the RESOLVE Physician Council.

Dr. Kevin Doody commented, “This is an exciting time for INVO Bioscience.   The INVOcell device provides a disruptive alternative to the high expense of construction and maintenance IVF laboratories.  Used in concert with new methods to individualize and personalize treatment, the INVOcell will improve access to fertility treatment.  Geographic, financial and other barriers to IVF will be reduced.  INVOcell provides a more natural solution to infertility with fertilization and early embryo development occurring in the woman’s reproductive tract rather than artificial incubators.”

Katie Karloff, Chair and Chief Executive Officer of INVO Bioscience, commented, “We are thrilled to have Kevin join INVO Bioscience’s board of directors. Kevin is considered one of the foremost thought leaders within the fertility industry and was an early adopter of the INVOCell technology and procedure. We look forward to Kevin’s leadership and influence in the coming years as we look to increase access to care and expand fertility treatment across the globe.”

About INVO Bioscience
We are a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Our solution, the INVO Procedure, is a disruptive new technology. The INVO Procedure is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase availability of care. For more information, please visit https://invobioscience.com

Safe Harbor Statement
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Kathleen Karloff, CEO
INVO Bioscience, Inc.
 978-878-9505 ext. 504
kkarloff@invobio.com